Exhibit 3-A-2














                              Articles of Incorporation

                                          of

                                      GPU, Inc.

              Pursuant to Article VIII of the Business Corporation Law,
                        Act 1933, May 5 P. L. 364, As Amended

                             (As Amended August 1, 1996)



                              Articles of Incorporation

               1.   The name of the Corporation is GPU, Inc.

               2. The location and post office address of the Corporation's initial registered office in this Commonwealth is 2800 Pottsville Pike, Muhlenberg Township, Berks County, Pennsylvania 19605.

               3.   The purposes of the Corporation are:

                    (a) To purchase, hold, acquire and dispose of the stock, bonds and other evidences of indebtedness of any corporation or association, domestic or foreign, and to pay for the same in cash or in stock, bonds, notes or other obligations of the Corporation, or otherwise, and while the owner of such stock, bonds, or other evidences of indebtedness, to possess and exercise in respect thereof all the rights, powers and privileges of individual owners or holders thereof and to exercise any and all voting power thereon.

                    (b) To aid in any manner permitted by law any corporation or association in whose shares of stock, certificates of interest, bonds, debentures, notes or other obligations or securities the Corporation may be interested, and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such shares of stock or other certificates of interest, bonds, debentures, notes, or other obligations or securities, or the property represented thereby or securing the same or owned, held or possessed by such other corporation or association.

                    (c) To borrow or raise moneys for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue bonds, debentures, notes, drafts, bills of exchange, warrants and other negotiable or non-negotiable instruments and evidences of indebtedness; and to secure the payment thereof and of the interest thereon by mortgage upon or pledge of, or by conveyance, or assignment in trust of, the whole of any part of the property and franchises of the Corporation, real, personal and mixed, tangible or intangible, and wheresoever situate, whether at the time owned or thereafter acquired; and to issue, sell, negotiate, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes. Nothing herein, however, shall be deemed to empower the Corporation to transact business which under the laws of the Commonwealth of Pennsylvania may not be transacted by a corporation organized under the Business Corporation Law of Pennsylvania.

                    (d) To make any guarantee respecting dividends, stocks, bonds, contracts, or other obligations so far as the same may be permitted by corporations organized under the Business Corporation Law of Pennsylvania.



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                    (e)  To acquire all or any part of the goodwill,
          rights, property, and business of any person, firm, association, or corporation heretofore, now or hereafter engaged in any business similar to or the same as any business which the Corporation has or may have the power to conduct; to pay for the same in cash or in stock, bonds, notes or other obligations of the Corporation, or otherwise; to hold, utilize and in any manner dispose of the whole or any part of the goodwill, right, property and business so acquired; to assume in connection therewith the whole or any part of the liabilities and obligations of any such person, firm, association or corporation; and to conduct in any lawful manner the whole or any part of the business acquired.

                    (f) To loan money secured by mortgages on personal property or real estate, to buy, sell and deal in bonds, notes and loans secured by mortgages, or other liens on personal property or real estate, to purchase, hold, improve, sell or exchange real estate, and to purchase, sell and deal in notes, bonds, stocks, securities and investments of any kind, with full power to borrow such moneys as may be required for the purpose of its business.

                    (g) To buy, hold, cancel, sell, reissue, transfer and otherwise acquire and dispose of, shares of its stock and its bonds, debentures, notes and other obligations and securities, from time to time, to such extent, in such manner and upon such terms, as its Board of Directors may determine, subject to such restrictions as may be imposed by the laws of the Commonwealth of Pennsylvania.

                    (h) To enter into, make and perform any lawful contracts of every kind and description with any person, firm, association, corporation, municipality, body politic, county, State or government, necessary or proper for, or incidental to, the business which the Corporation is authorized to transact, or the carrying out of its purpose or objects, or the exercise of its corporate powers, or which may be made, entered into and performed by a corporation organized under the Business Corporation Law of Pennsylvania.

                    (i)  To have one or more offices within the
          Commonwealth of Pennsylvania and one or more offices outside of the Commonwealth of Pennsylvania and to conduct its business in all its branches in the Commonwealth of Pennsylvania and in other States and in territories and dependencies of the United States and foreign countries.

                    (j) To purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.


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                    (k)  To have unlimited power to engage in and to do any
          lawful act concerning any and all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania under the provisions of which the Corporation is incorporated.

                    The foregoing classes shall be construed as both purposes and powers and it is hereby expressly provided that the foregoing enumeration of specific power shall in no way limit or restrict in any manner the powers of the Corporation as the same may now or hereafter be conferred by law.

                    4.   The duration of the Corporation is perpetual.

                    5. The amount of the capital stock of the Corporation is to be $875,000,000 consisting of 350,000,000 shares of common stock of the par value of $2.50 each.

                    6. The private property of the stockholders shall not be subject to the payment of corporate debts.

                    7. The name and address of the incorporator and the number of the class of shares subscribed by him are:

                    W.G. Kuhns               100 shares of common stock
                    100 Essex Dr.            ($2.50 par value)
                    Tenafly, New Jersey

                    8. Except as otherwise provided by law, the Board of Directors of the Corporation shall have the power and authority to make, amend and repeal the By-Laws of the Corporation, subject to the power of the shareholders to change such action.

                    9. No holder of common stock of the Corporation shall have, as such holder, any preemptive right to purchase any common stock or other shares or securities of the Corporation.

                    10. (a) At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Pennsylvania Business Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II, and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the next succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the May 2, 1988 annual meeting and



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          designated as members of such Class. At each annual meeting after the May 2, 1988 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been elected and shall qualify. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

                         (b) The number of directors constituting the entire Board of Directors shall be not less than five nor more than sixteen as may be fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director. In the event the number of directors elected at an annual meeting of stockholders is less than sixteen, a majority of the entire Board of Directors may at any time increase the number of directors to not more than sixteen and, by vote of a majority of the Board of Directors, elect a new director or directors to fill any such newly created directorship. Any such new director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. Each director shall be at least 21 years of age and shall be a stockholder of the Corporation.

                         (c) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                         (d) Notwithstanding anything contained in these Articles of Incorporation or specified by law to the contrary, the vote of the holders of not less than two-thirds of the then outstanding shares of common stock of the Corporation entitled to vote thereon shall be required to alter, amend, or repeal this
          Article 10 or to adopt any provision inconsistent herewith.

                    11. At all elections of directors each holder of record of shares of common stock then entitled to vote, shall be entitled to cast as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them



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          among the number to be voted for, or any two or more of them, as he may see fit. Except as otherwise provided by law or by these Articles, each holder of record of shares of common stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of common stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or by these Articles, all other matters shall be determined by a vote of the holders of a majority of these shares of common stock present or represented at a meeting and voting on such questions. Except as otherwise provided by law the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite for and shall constitute a quorum at any meeting of the stockholders.

                    12. Unless the By-Laws of the Corporation shall at the time otherwise expressly provide, the Board of Directors shall have power:

                         (a) To designate five or more of their number to constitute an Executive Committee which Committee, to such extent as may be provided by the By-Laws of the Corporation, shall have, and may exercise, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.

                         (b) To issue, without the vote or consent of the stockholders, common stock, now or hereafter authorized, for cash or in payment for property or services, or for other assets or securities, including cash, necessary or desirable to be purchased or acquired from time to time for the lawful purposes of the Corporation, or to the extent permitted by law, as a dividend upon the common stock of the Corporation.

                    13.  The Corporation shall not issue nonvoting stock.

                    14. The Corporation shall, not less than once annually, make periodic reports to holders of its stock and securities which shall include profit and loss statement and balance sheets prepared in accordance with sound business and accounting practice, and audited by independent public accountants.

                    15. Unless otherwise provided by law, any contract, transaction or act of the Corporation or of the Board of Directors, which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.


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                    16.  The Corporation reserves the right to amend,
          alter, change, or repeal any provision contained in these Articles in the manner now or hereafter prescribed by statute, and all rights hereby conferred upon the stockholders are granted subject to this reservation.





















































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